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                                                                 EXHIBIT 5.1



(512) 524-9000                                                   May 25, 1995


Kinetic Concepts, Inc.
8023 Vantage Drive
San Antonio, Texas   78230


                 Re:  Registration Statement on Form S-8 for the 1987
                      Kinetic Concepts, Inc. Key Contributor Stock Option Plan

Gentlemen:

         I have acted as counsel to Kinetic Concepts, Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to an aggregate of 1,250,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company ("Common Stock"). The Shares are issuable pursuant to the 1987 Kinetic Concepts, Inc. Key Contributor Stock Option Plan (the "Plan).

         I have examined such corporate records, documents, instruments and certificates of the Company as I have deemed necessary, relevant or appropriate to enable me to render the opinion expressed herein. In such examination, I have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as copies or originals.

         Based upon the foregoing, I am of the opinion that the Shares will have been duly authorized and legally issued and will constitute fully paid and nonassessable shares of Common Stock of the Company when issued in accordance with the Plan.





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Kinetic Concepts, Inc.
May 25, 1995
Page 2

         I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, the rules or regulations of the Securities and Exchange Commission promulgated thereunder or any similar provisions of any state securities laws or regulations.

                                       Very truly yours,


                                       /s/ Dennis E. Noll
                                       -------------------------
                                       Dennis E. Noll, Esq.